Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Chaparral Resources, Inc. for the registration of 5,300,000 shares of its common stock of our report dated March 15, 2000, with respect to the financial statements of Closed Type JSC Karakudukmunay included in Chaparral Resources, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG KAZAKHSTAN


Almaty, Kazakhstan
March 31, 2000